                                  EXHIBIT 99(a)

FOR IMMEDIATE RELEASE


                            OXFORD HEALTH PLANS, INC.
                 ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

               EARNINGS PER SHARE OF $1.00 FOR THE FOURTH QUARTER
                         SEQUENTIAL MEMBERSHIP INCREASE
                    2001 OPERATING CASH FLOW OF $614 MILLION

For Further Information:

Investor Contact:     Gary Frazier
                      (203) 459-7331
                      Deborah Abraham
                      (203) 459-6674

Media Contact:        Maria Gordon-Shydlo
                      (203) 459-7674

FOR IMMEDIATE RELEASE


                            OXFORD HEALTH PLANS, INC.
                 ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

               EARNINGS PER SHARE OF $1.00 FOR THE FOURTH QUARTER
                         SEQUENTIAL MEMBERSHIP INCREASE
                    2001 OPERATING CASH FLOW OF $614 MILLION

         TRUMBULL, CONNECTICUT, FEBRUARY 5, 2002 Oxford Health Plans, Inc. (NYSE: OHP) announced today net income of $1.00 per diluted common share for the quarter ended December 31, 2001, compared to $0.43 per share for the prior year quarter. Net income for the fourth quarter of 2001 was $94.3 million including the recognition of $10 million, or $0.11 per share, in tax benefits and $6.6 million, or $0.04 per share, in additional recoveries from New York State Market Stabilization Pools related to prior years. The prior year quarter results included a net reduction of $0.19 per share related to various items including charges related to the Company's recapitalization. Net income for the year ended December 31, 2001 was $322.4 million, or $3.21 per diluted common share, compared to $191.3 million, or $2.02 per diluted common share, in the prior year.
         Premium revenues for the quarter were $1.09 billion compared to $1.02 billion in the prior year period. As of December 31, 2001, Oxford's fully insured commercial membership was approximately 1.372 million, approximately 5,700 members above the third quarter and 35,300 members over December of 2000. In January 2002, Oxford's fully insured commercial membership increased by about 17,000 members to approximately 1.389 million members, representing net growth of approximately 33,400 members or 2.5% compared to January of 2001. As expected, Medicare membership for January 2002 declined by 12,000 members from December 2001, as a result of the Company's exit from the Medicare

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program in Nassau County, New York and most of New Jersey. Oxford's Chairman and
CEO Norman C. Payson, M.D., commented on the results, "Oxford's outstanding financial results in the fourth quarter and all of 2001 were due in significant part to our success in working with the health care community to keep quality health care affordable. These same efforts have allowed our premium increases to be more modest than many of our competitors. Health care affordability is very important to our community in these challenging economic times. We are also enthusiastic about our enrollment growth and future growth prospects largely because of our initiatives on health care premium affordability, timely new health care benefit designs and geographic expansion."

         The Company reported $181.2 million in cash flow from operations for the quarter ended December 31, 2001, compared to $171.2 million in the prior year period. The Company had $613.8 million in cash flow from operations for the year, compared to $404.7 million in the prior year. As of December 31, 2001, the Company held approximately $1.3 billion in cash and marketable securities, $180 million of which was available at the parent company. In January 2002, the parent company received an additional $80 million in dividends, as a result of its subsidiaries' third quarter 2001 results, bringing its available cash to $260 million. "During 2001, we repurchased almost 13 million shares of common stock for $366.5 million, while we lowered our debt to capital ratio from 28.2% at the beginning of the year to 24.9% at year-end. We believe that this continued improvement in leverage, together with existing parent company cash, our available $75 million revolving credit facility and expected future operating cash flows will likely result in strong liquidity for 2002," said Kurt
B. Thompson, Oxford's Chief Financial Officer.

         On December 21, 2001, Oxford announced that it had signed a definitive agreement to acquire MedSpan, Inc., a Connecticut provider-sponsored, managed healthcare organization for a cash consideration of approximately $19 million. At December 31, 2001, MedSpan had approximately 52,000 fully insured commercial members and 22,000 self-funded members. Oxford expects to close the transaction during the first quarter of 2002. MedSpan's enrollment and financial results are not included in Oxford's results for 2001 or in its January membership totals.

         As previously announced, the Company will hold a conference call on Tuesday, February 5, 2002 at 9:00 am (Eastern Time) to review the results of the fourth quarter and full year 2001 and discuss the outlook for 2002. The public is invited to listen to this conference call by dialing 1-888-677-8170 (using the password "Oxford") at least 10 minutes prior to the start of the call. Individuals who dial in will be asked to identify themselves and their affiliations. Investors, analysts and the public are also invited to listen to the conference call over the Internet by visiting our website at www.oxfordhealth.com. To listen to this call live on the Internet, visit the investor page of Oxford's Web site at least 20 minutes early (to download and install any necessary audio software)

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning the Company's future growth prospects, new health care benefit designs and geographic expansion, expected future operating cash flows and liquidity, and the Company's expectation to close the acquisition of MedSpan during the first quarter of 2002, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

-        The state of the economy.

- The impact of the September 11, 2001 terrorist attacks, subsequent cases of anthrax infection or exposure, and any future acts of terrorism or war.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to maintain risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

- The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2001 AND 2000

      (IN THOUSANDS, EXCEPT PER SHARE, PER MEMBER PER MONTH AND MEMBERSHIP
                                HIGHLIGHTS DATA)



                                                                     Three Months Ended        Twelve Months Ended
                                                                       December 31,              December 31,
                                                                     2001         2000          2001         2000
                                                                  ------------ ---------------------------------------
Revenues:
   Premiums earned                                                $ 1,094,860  $ 1,019,391   $ 4,312,391  $ 4,023,397
   Third-party administration, net                                      3,910        3,393        13,791       15,390
   Investment and other income, net                                    22,094       15,771        95,046       73,015
----------------------------------------------------------------------------------------------------------------------
     Total revenues                                                 1,120,864    1,038,555     4,421,228    4,111,802
----------------------------------------------------------------------------------------------------------------------

Expenses:
   Health care services                                               852,153      739,481     3,401,331    3,116,544
   Marketing, general and administrative                              122,046      114,703       489,143      476,422
   Interest and other financing charges                                 3,484        6,784        19,003       34,332
----------------------------------------------------------------------------------------------------------------------
     Total expenses                                                   977,683      860,968     3,909,477    3,627,298
----------------------------------------------------------------------------------------------------------------------

Earnings before income taxes and extraordinary item                   143,181      177,587       511,751      484,504
Income tax expense                                                     48,848       70,180       189,330      199,085
----------------------------------------------------------------------------------------------------------------------
Net earnings before extraordinary item                                 94,333      107,407       322,421      285,419
Extraordinary item                                                          -      (16,701)            -      (20,325)
----------------------------------------------------------------------------------------------------------------------
Net earnings                                                           94,333       90,706       322,421      265,094
Less - preferred stock dividends and amortization                           -      (45,802)            -      (73,791)
----------------------------------------------------------------------------------------------------------------------
Net earnings attributable to common stock                            $ 94,333     $ 44,904     $ 322,421    $ 191,303
======================================================================================================================

Earnings per common share - basic:

Earnings before extraordinary item                                     $ 1.04       $ 0.70        $ 3.35       $ 2.50
Extraordinary item                                                          -        (0.19)            -        (0.24)
----------------------------------------------------------------------------------------------------------------------
Earnings per common share - basic                                      $ 1.04       $ 0.51        $ 3.35       $ 2.26
======================================================================================================================

Earnings per common share - diluted:

Earnings before extraordinary item                                     $ 1.00       $ 0.59        $ 3.21       $ 2.24
Extraordinary item                                                          -        (0.16)            -        (0.22)
----------------------------------------------------------------------------------------------------------------------
Earnings per common share - diluted                                    $ 1.00       $ 0.43        $ 3.21       $ 2.02
======================================================================================================================

Weighted-average common shares outstanding-basic                       90,508       88,114        96,269       84,728
Effect of dilutive securities:
   Stock options                                                        3,715        6,002         4,274        4,779
   Warrants                                                                 -        9,995             -        5,066
----------------------------------------------------------------------------------------------------------------------
Weighted-average common shares outstanding-diluted                     94,223      104,111       100,543       94,573
======================================================================================================================

SELECTED INFORMATION:

   Medical loss ratio                                                   77.8%        72.5%         78.9%        77.5%
   Administrative loss ratio                                            11.1%        11.2%         11.3%        11.8%
   Earnings before income taxes,
   financing charges, depreciation
     and amortization ("EBITDA")                                    $ 152,568    $ 190,664     $ 550,531    $ 551,968
   PMPM premium revenue                                              $ 252.03     $ 238.08      $ 247.80     $ 231.96
   PMPM medical expense                                              $ 196.16     $ 172.71      $ 195.45     $ 179.67
   Fully insured member months                                        4,344.2      4,281.7      17,402.4     17,345.5


                                                                                   As of December 31,
                                                                                 -----------------------
MEMBERSHIP HIGHLIGHTS                                                               2001          2000
------------------------------------------------------------------------------------------- -------------
Freedom and Liberty Plans                                                        1,154,100     1,115,400
HMO                                                                                218,200       221,600
Medicare                                                                            77,800        92,000
---------------------------------------------------------------------------------------------------------
Total Fully Insured                                                              1,450,100     1,429,000
Third-party Administration                                                          60,000        62,400
---------------------------------------------------------------------------------------------------------
Total Membership                                                                 1,510,100     1,491,400
=========================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets
                  As of December 31, 2001 and December 31, 2000
                        (In thousands, except share data)

                                     ASSETS


                                                                                             Dec. 31,      Dec. 31,
                                                                                               2001          2000
                                                                                           ------------ -------------
Current assets:
   Cash and cash equivalents                                                                 $ 345,530     $ 198,632
   Investments - available-for-sale, at market value                                           961,652       868,380
   Premiums receivable, net                                                                     37,127        56,694
   Other receivables                                                                            24,678        80,994
   Prepaid expenses and other current assets                                                     3,450         4,761
   Deferred income taxes                                                                        83,416        46,102
---------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                  1,455,853     1,255,563

Property and equipment, net                                                                     35,084        19,779
Deferred income taxes                                                                            8,348       102,133
Restricted cash and investments                                                                 58,813        57,194
Other noncurrent assets                                                                         18,627         9,941
---------------------------------------------------------------------------------------------------------------------
       Total assets                                                                        $ 1,576,725   $ 1,444,610
=====================================================================================================================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Medical costs payable                                                                     $ 595,064     $ 612,930
   Current portion of long term debt                                                            26,250       147,000
   Trade accounts payable and accrued expenses                                                 116,601       103,459
   Unearned revenue                                                                            201,225        88,299
   Income taxes payable                                                                         47,789             -
   Current portion of capital lease obligations                                                      -         5,700
---------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               986,929       957,388

Long-term debt                                                                                 126,876        28,000

Shareholders' equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                                      -             -
   Common stock, $.01 par value, authorized 400,000,000
     shares; issued and outstanding 100,353,007 shares in 2001
     and 98,304,384 shares in 2000                                                               1,004           983
   Additional paid-in capital                                                                  605,661       561,857
   Retained earnings (accumulated deficit)                                                     215,165      (107,256)
   Accumulated other comprehensive income                                                        7,587         3,638
   Treasury stock, at cost                                                                    (366,497)            -
---------------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                                                462,920       459,222
   Earnings before income taxes,
   financing charges, depreciation
---------------------------------------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity                                            $ 1,576,725   $ 1,444,610
=====================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
            Three and Twelve Months Ended December 31, 2001 and 2000
                                 (In thousands)


                                                                    Three Months Ended        Twelve Months Ended
                                                                       December 31,             December 31,
                                                                      2001        2000          2001         2000
                                                                  ------------------------ --------------------------
Cash flows from operating activities:

   Net income                                                        $ 94,333    $ 90,706     $ 322,421    $ 265,094
   Adjustments to reconcile net earnings to
     net cash provided by operating activities:
       Depreciation and amortization                                    6,210       7,277        21,417       34,229
       Deferred income taxes                                          (16,926)     68,600        66,127      190,596
       Extraordinary items                                                  -      16,701             -       20,325
       Realized (gain) on sale of investments                          (3,785)       (178)      (20,787)        (111)
       Loss on sale of assets                                               -       5,365             -        5,365
       Other, net                                                           -      (1,420)            -            -
       Changes in assets and liabilities:
         Premiums receivable                                           38,325       5,858        19,567        7,377
         Other receivables                                             (2,306)    (51,645)       56,316      (48,406)
         Prepaid expenses and other current assets                      1,852       1,358         1,684         (899)
         Medical costs payable                                         (7,960)     (1,837)      (17,866)     (43,133)
         Trade accounts payable and accrued expenses                   (3,166)    (20,600)        2,295      (19,853)
         Unearned revenue                                              74,670      49,861       112,926       (8,856)
         Income taxes payable                                            (535)          -        47,789            -
         Other, net                                                       443       1,196         1,920        2,976
---------------------------------------------------------------------------------------------------------------------
           Net cash provided by operating activities                  181,155     171,242       613,809      404,704
---------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:

   Capital expenditures                                                (8,039)     (2,925)      (21,386)     (12,774)
   Purchases of investments                                          (156,313)   (120,906)   (1,193,074)    (466,999)
   Sales and maturities of investments                                160,991      69,499     1,130,811      450,082
   Proceeds from sale of assets                                             -       2,734             -        2,734
   Acquisitions, net of cash acquired                                       -           -       (19,483)           -
   Other, net                                                             359      18,351           798        7,730
---------------------------------------------------------------------------------------------------------------------
           Net cash used by investing activities                       (3,002)    (33,247)     (102,334)     (19,227)
---------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

   Proceeds from exercise of stock options                              3,255      14,587        29,494       64,590
   Redemption of warrants                                                   -    (142,122)            -     (142,122)
   Earnings before income taxes,                                            -     175,000             -      175,000
   financing charges, depreciation
   Cash dividends paid on preferred stock                                   -      (3,728)            -      (13,792)
   Redemption of notes payable                                         (5,468)   (221,350)      (21,874)    (376,050)
   Redemption of preferred stock                                            -     (78,592)            -     (208,592)
   Debt issuance expenses                                                   -      (6,207)            -       (6,207)
   Payments under capital leases                                         (137)     (2,530)       (5,700)     (12,554)
   Purchase of treasury shares                                       (132,916)          -      (366,497)           -
---------------------------------------------------------------------------------------------------------------------
           Net cash used by financing activities                     (135,266)   (264,942)     (364,577)    (519,727)
---------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                   42,887    (126,947)      146,898     (134,250)
Cash and cash equivalents at beginning of period                      302,643     325,579       198,632      332,882
---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                          $ 345,530   $ 198,632     $ 345,530    $ 198,632
=====================================================================================================================